Exhibit 23(p)(1)

                              KOBREN INSIGHT FUNDS
                                  (the "Trust")

                               KOBREN GROWTH FUND
                           KOBREN MODERATE GROWTH FUND
                            KOBREN DELPHI VALUE FUND
                 (each, a "Fund" and collectively, the "Funds")

                       AMENDED AND RESTATED CODE OF ETHICS

I.       Introduction

         A.       General Principles

This Code of Ethics (the "Code") establishes rules of conduct for "Access Persons" (as defined herein) of Kobren Insight Funds (the "Trust") and is designed to govern the personal securities activities of Access Persons. In general, in connection with personal securities transactions, Access Persons should (1) always place the interests of a Fund's shareholders first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

         B.       Legal Requirement

Rule 17j-1(a) under the Investment Company Act of 1940 (the "1940 Act") makes it unlawful for any Access Person, in connection with the purchase or sale by such person of a security "held or to be acquired" by a Fund:

1. To employ any device,  scheme or artifice to defraud the Trust;

2. To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

4. To engage in any manipulative practice with respect to the Trust.

A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by the Trust or an investment adviser or subadviser for purchase by a Fund. A purchase or sale includes the purchase or sale of an option to purchase or sell.


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         C.       Applicability

1. For purposes of this Code, "Access Person" shall mean:

a. Any officer or employee of the Trust, or any officer, director or general partner of an investment adviser, subadviser or principal underwriter of any company in a control relationship to the Trust who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by a Fund or whose functions relate to the making of any recommendation to a Fund regarding the purchase or sale of securities.

b. Any natural person in a control relationship to the Trust who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a security; and

c. Any Trustee of the Trust.

2. For purposes of this Code, "Advisory Person" shall mean, the person or persons with the direct responsibility and authority to make investment decisions affecting a Fund, i.e., a portfolio manager or an assistant portfolio manager. An Advisory Person is also an Access Person.

3. For purposes of this Code,

a. A person who normally assists in the preparation of public reports or who receives public reports but who receives no information about current recommendations or trading or who obtains knowledge of current recommendations or trading activity once or infrequently or inadvertently shall not be deemed to be either an Advisory Person or an Access Person.

b. An "Advisory Person" or "Access Person" of the Trust does not include an employee, director, officer or general partner of an investment adviser, subadviser or principal underwriter that has adopted pursuant to Section VI hereof a code of ethics approved by the Board of Trustees of the Trust which contains provisions reasonably necessary to prevent its covered persons from engaging in any act, practice or course of business prohibited by Rule 17j-1(a) under the 1940 Act, and such persons are required to report their security transactions to such investment adviser, subadviser or principal underwriter.

II.      Restrictions on Activities

A. Prohibited Trades

1. No Access Person shall purchase or sell, directly or indirectly, any security (or related security) in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Attachment A to this Code) and which he or she knows or should have known at the time of such purchase or sale:

a. is being considered for purchase or sale by a Fund; or

b. is being purchased or sold by a Fund.

If an Access Person other than an Advisory Person has contact with an adviser or subadviser and the advisory person mentions he is currently trading a security, or considering trading a security for a fund, such Access Person is restricted from trading that security for fifteen (15) calendar days. If the Adviser mentions to the public he is trading that security, prior to the end of the 15 days, this information is no longer inside information. Access Persons can trade that security after the trading information has been released to the public, however, doing so will require the Access Person to report trading of all securities over the past quarter on a quarterly transaction report. If the Access Person waits until the 15 day period is over, he is only required to report whether he traded a security on the Blackout List.

2. No Access Person, other than those who are Access Persons only as to Kobren Delphi Value Fund (the "Delphi Access Persons"), shall purchase directly or indirectly, any security (or related security) on the Blackout List in which he or she has, or by reason of such action acquires any direct or indirect beneficial ownership.

The Blackout List is a list of investment companies maintained by the compliance person or persons designated by the Trust ("Compliance Officer") shares of which may not be purchased by Access Persons due to the constraints of Section 12(D)(1)(F) of the 1940 Act. The Compliance Officer will forward an updated copy of the Blackout List containing any changes, additions or deletions to all Access Persons except Delphi Access Persons.

3. No Advisory Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven (7) calendar days before or after a Fund with respect to which he/she has investment discretion trades in that security.

         B.       Interested Transactions

No Access Person shall recommend any securities transactions by a Fund without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

1. any direct or indirect beneficial ownership (as defined in Attachment A to this Code) of any securities of such issuer;

2. any contemplated transaction by such person in such securities;

3. any position with such issuer or its affiliates; and

4. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

         C.       Initial Public Offerings

Advisory Persons may acquire securities of an initial public offering ("IPO") for his or her personal account provided the following conditions are met:

1. Prior to purchasing the IPO shares, the Advisory Person shall preclear the trade with the Compliance Officer. If applicable, the Compliance Officer will disclose to the selling dealer that the buyer is a representative of Kobren Insight Brokerage, Inc. and the firm's code of ethics permits such a purchase.

2. Once the IPO shares have been purchased, sales of such IPO shares are subject to a 60 day short term trading profit prohibition.

         D.       Private Placements

No Advisory Person shall acquire, directly or indirectly, beneficial ownership of any securities in a private placement without the prior approval of the Compliance Officer who has been provided by such Advisory Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Advisory Person's activities on behalf of a Fund) and has concluded after consultation with other investment advisory personnel of the Trust that none of the Funds has any foreseeable interest in purchasing such securities.



         E.       Short-Term Trading Patterns

Short-term trading may raise concerns regarding the conduct and activity of an Advisory Person. Should such trading pattern be deemed detrimental to the Funds, the Compliance Officer may require the affected Advisory Person to stop the detrimental trading activity.

         F.       Gifts

No Access Person shall receive any gift or other things of more than de minimis value from any person or entity that does business with or on behalf of the Trust or the Funds.

         G.       Service as a Director

No Advisory Person shall serve on the board of directors of any publicly traded company without prior authorization from the Compliance Officer based upon a determination that such board service would be consistent with the interests of the Trust and Fund shareholders.

III.     Exempt Transactions

A. For purposes of this Code, the term "security" shall not include the following:

1. direct obligations of the Government of the United States;

2. bankers' acceptances;

3. bank certificates of deposit;

4. commercial paper and high quality short-term debt instruments including repos;

5. shares of registered open-end investment companies, except those companies on the Blackout List.

         B. The prohibitions described in paragraph (A) of Article II shall not apply to:

1. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

2. Purchases or sales that are non-volitional on the part of the Access Person;

3. Purchases that are part of an automatic dividend reinvestment plan;

4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired; or

5. Purchases or sales which are only remotely potentially harmful to a Fund because such purchases or sales would be unlikely to affect a highly institutional market, or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by a Fund. These trades are subject to the advance approval of the Compliance Officer.

IV.      Compliance Procedures

         A.       Preclearance

An Advisory Person may directly or indirectly, acquire or dispose of beneficial ownership of a security only if (1) such purchase or sale has been approved by the Trust's Compliance Officer, (2) the approved transaction is completed by the close of business on the next business day after approval is received and (3) the Compliance Officer has not rescinded such approval prior to execution of the transaction. All requests and responses will be documented and maintained in accordance with the recordkeeping requirements of Rule 17j-1(f) under the 1940 Act.


         B.       Reporting Obligations

1. Unless excepted by Section 2 of this Paragraph B, every Access Person must report to the Compliance Officer as described below.

(a) Initial Holdings Reports (Attachment B). Not later than 10 days after the person becomes an Access Person, the following information:

(i) the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(iii) the date that the report is signed and submitted by the Access Person.

(b) Quarterly Transaction Reports (Attachment C). Not later than 10 days after the end of each calendar quarter, the following information:

(i) With respect to any transaction during the quarter in a security in which the Access Person had any direct or indirect beneficial ownership:

(1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved;

(2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(3) the price of the security at which the transaction was effected;

(4) the name of the broker, dealer or bank with or through which the transaction was effected; and

(5) the date that the report is signed and submitted by the Covered Person.

(ii) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(1) the name of the broker, dealer or bank with whom the Access Person established the account;

(2) the date that the account was established; and

(3) the date that the report is signed and submitted by the Access Person.

(iii) In the event that no reportable transactions occurred during the quarter, the report should so note and be returned signed and dated.

(c) Annual Holdings Reports (Attachment D). Not later than each January 30th, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

(i) the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership;

(ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

(iii) the date on which the report is signed and submitted by the Access Person.

2. The following are the  exceptions to the reporting  requirements  outlined in
Section 1 of this Paragraph B:

(a) A person need not make any report required under Section 1 of this Paragraph B with respect to transactions effected for, and securities held in, any account over which the person has no direct influence or control, including such an account in which the person has any beneficial ownership.

(b) A person need not make a quarterly transaction report under Section 1(b) of this Paragraph B if the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer with respect to the person in the time period required under Section 1(b), if all of the information required under Section 1(b) is contained in the broker trade confirmations or account statements.

3. Any report delivered pursuant to this Paragraph B may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the securities to which the report relates.

         C.       Disinterested Trustees

A Disinterested Trustee is someone who is a Trustee of the Trust, but not an "interested person" (as defined in the 1940 Act) of the Trust.

A  Disinterested  Trustee  shall be  required to comply  with  paragraph  (A) of
Article II and paragraph (B) of this Article IV with respect to those securities which were on the Blackout List.

1. With respect to any other transaction only if such Disinterested Trustee, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties as a Trustee of the Trust should have known, that during the 15-day period immediately preceding the date of the transaction by such person, the security such person purchased or sold was purchased or sold by a Fund or was being considered for purchase or sale by a Fund or its investment adviser or subadviser.

2. If the Disinterested Trustee did not trade a security while it appeared on the Blackout List, he or she should confirm this by checking the appropriate box on the Quarterly Transaction Report, Attachment C, and returning the report to the Compliance Officer by the tenth day after each calendar quarter end.

         D.       Certification of Compliance

Each Access Person is required to certify annually in the form attached hereto as Attachment D that he or she has read and understood the Code and recognizes that he or she is subject to such Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

         E.       Review by the Board of Trustees

1. The Compliance Officer shall promptly furnish to the Board of Trustees all material information regarding any violation of the Code of Ethics by any Access Person or Advisory Person.

2. At least annually, the Compliance Officer shall report in writing to the Board of Trustees: a. All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year; b. Any recommended changes to the Code or procedures; and c. A summary of any violations which occurred during the past year with respect to which significant remedial action was taken and which had not previously been reported to the Board of Trustees. V. Sanctions

Upon discovering that an Access Person has not complied with the requirements of this Code, the Compliance Officer or management personnel may impose on that person appropriate remedial action including, disgorgement of profits, censure, fines, suspension or termination of employment.

VI. Investment Advisers, Subadvisers and Principal Underwriter Code of Ethics

Each investment adviser, subadviser and principal underwriter shall:

A. Submit to the Board of Trustees of the Trust for approval a copy of its code of ethics adopted pursuant to Rule 17j-1 of the 1940 Act together with certification that it has adopted procedures reasonably necessary to prevent violations of its code of ethics.

B. Promptly report to the Board of Trustees of the Trust in writing any material amendments to such code of ethics.

C. Promptly furnish to the Board of Trustees of the Trust, upon request, copies of any reports made pursuant to such code of ethics by any person who would be an Access Person or Advisory Person hereunder if such person were not subject to such code of ethics; and

D. Immediately furnish to the Board of Trustees of the Trust all material information regarding any violation of such code of ethics by any person who would be an Access Person or Advisory Person hereunder if such person were not subject to such code of ethics.

VII.     Confidentiality

All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

VIII.    Other Laws, Rules, and Statements of Policy

Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provision of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by the Trust.

IX.      Further Information

If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions he or she should consult the Compliance Officer.


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